UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-8, NO. 333-91364

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-8, NO. 333-176513

CHOICEONE FINANCIAL SERVICES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2659066 (I.R.S. Employer Identification Number)

109 East Division, Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

CHOICEONE FINANCIAL SERVICES, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Adom J. Greenland Chief Financial Officer ChoiceOne Financial Services, Inc. 109 East Division Sparta, Michigan 49345	Copies to:	Jeffrey A. Ott Charlie Goode Warner Norcross + Judd LLP 150 Ottawa Avenue, NW Suite 1500 Grand Rapids, Michigan 49503

(Name and Address of Agent for Service)

(616) 887-7366
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐   Non-accelerated filer ☒ Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (“Post-Effective Amendment”) is being filed by ChoiceOne Financial Services, Inc. (the “Registrant”) to deregister all unsold securities reserved for issuance and registered for sale under the ChoiceOne Financial Services, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) pursuant to the following registration statements on Form S-8 (collectively, the “Registration Statements”): Registration Statement No. 333-91364, filed on June 27, 2002; and Registration Statement No. 333-176513 filed on August 26, 2011.

The Registrant no longer offers the Registrant’s common stock for purchase under the Plan. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration any remaining shares of the Registrant’s common stock that were registered for issuance under the Plan pursuant to the Registration Statements and that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparta, State of Michigan, on May 27, 2022.

CHOICEONE FINANCIAL SERVICES, INC.

/s/ Adom J. Greenland
Adom J. Greenland Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.